UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2021

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grants of Performance Units

On August 23, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Cree, Inc. (the “Company”) approved the grant of performance units to Gregg A. Lowe, the Company’s Chief Executive Officer and President, and Neill P. Reynolds, the Company’s Executive Vice President and Chief Financial Officer, under the Company’s previously filed 2013 Long-Term Incentive Compensation Plan, as amended (the “LTIP”). The performance units are designed to provide Messrs. Lowe and Reynolds annual incentive compensation based on the Company’s performance for fiscal 2022 against pre-established targets. Any payment under the performance units will be paid in cash.

Each executive is eligible to receive pursuant to his performance unit an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2022 performance against pre-established revenue, non-GAAP gross margin, design-ins and pipeline generation, MOSFET yield improvement, completion of the Mohawk Valley Fab internal automotive qualification, and DEI (Diversity, Equity and Inclusion) initiatives targets. In the event of a change in control of the Company during fiscal 2022, the percentage for each measure will be not less than 100%. The performance units awarded to Messrs. Lowe and Reynolds for fiscal 2022 were granted pursuant to the terms of a Notice of Grant dated August 23, 2021 and a Master Performance Unit Award Agreement with each such executive (the Form of Master Performance Unit Award Agreement has been previously filed). Mr. Lowe’s target award level is set at 140% of his base salary and Mr. Reynolds’s target award level is set at 80% of his base salary.

Except as provided in the Change in Control Agreement with Mr. Lowe dated September 22, 2017, as amended by the First Amendment dated May 4, 2018 (as amended, the “Change in Control Agreement”) or the Cree Severance Plan - Senior Leadership Team (the “SLT Severance Plan”) (each as previously filed), and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. If there is a change in control and the executive’s employment terminates on or prior to the end of fiscal 2022, the executive will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under the Change in Control Agreement (for Mr. Lowe) or the SLT Severance Plan (for Mr. Reynolds).

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.1 and 10.2 to this report and the previously filed Form of Master Performance Unit Award Agreement, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Notice of Grant to Gregg A. Lowe, dated August 23, 2021
10.2	Notice of Grant to Neill P. Reynolds, dated August 23, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: August 27, 2021